
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               MAR-31-2000
<DEBT-HELD-FOR-SALE>                         2,941,676
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                   6,631,681
<MORTGAGE>                                      16,640
<REAL-ESTATE>                                    4,203
<TOTAL-INVEST>                               9,641,484<F1>
<CASH>                                          54,473
<RECOVER-REINSURE>                              34,788
<DEFERRED-ACQUISITION>                         155,836
<TOTAL-ASSETS>                              10,563,908
<POLICY-LOSSES>                              3,006,503<F2>
<UNEARNED-PREMIUMS>                            480,883
<POLICY-OTHER>                                  47,070<F2>
<POLICY-HOLDER-FUNDS>                           19,559
<NOTES-PAYABLE>                                592,965<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       344,537<F4>
<OTHER-SE>                                   4,458,571<F4>
<TOTAL-LIABILITY-AND-EQUITY>                10,563,908
<PREMIUMS>                                     448,093
<INVESTMENT-INCOME>                            106,279
<INVESTMENT-GAINS>                              14,524
<OTHER-INCOME>                                   2,374
<BENEFITS>                                     317,290
<UNDERWRITING-AMORTIZATION>                     90,367<F5>
<UNDERWRITING-OTHER>                            60,085<F5>
<INCOME-PRETAX>                                103,528
<INCOME-TAX>                                    24,165
<INCOME-CONTINUING>                             79,363
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    79,363
<EPS-BASIC>                                        .49
<EPS-DILUTED>                                      .48
<RESERVE-OPEN>                               1,931,767<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                              1,954,849<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed maturities, Equity securities and other Invested assets
<F2>Equals the sum of Life policy reserves and Losses and loss expenses less the
Life Company liability for Supplementary contracts without Life contingencies of $5,072 which is classified as Other Policyholder Funds
<F3>Equals the sum of Notes payable, the 5.5% Convertible Senior Debentures and the
6.9% Senior Debentures
<F4>Equals the total Shareholders' Equity
<F5>Equals the sum of Commissions, Other operating expenses, Taxes and licenses and fees, Increase in deferred acquisition costs, Interest expense and other expenses
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1999
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of March 31, 2000

